SECOND AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (this “Amendment”), dated as of October 16, 2014, (and for all other purposes, the Effective Date shall remain July 30, 2013) is made between Cerner Property Development, Inc., a Delaware corporation, its successors and assigns (“Purchaser”), and Trails Properties II, Inc., a Missouri corporation (“Seller”).

WHEREAS, the Parties previously entered into a certain Real Estate Purchase Agreement dated July 30, 2013, as amended by that certain First Amendment to Real Estate Purchase Agreement dated December 23, 2013, (collectively, the “Agreement”) regarding the purchase and sale of certain real property as described therein.

WHEREAS, the Parties, together with First American Title Insurance Company, a California corporation, entered into a certain Escrow Agreement dated December 23, 2013 (the “Escrow Agreement”) regarding the escrow of certain funds to secure Seller’s performance of certain Demolition Work, as defined in the Agreement.

WHEREAS, the Parties desire to enter into this Amendment for the purposes stated herein.

WHEREAS, capitalized terms not otherwise defined or redefined herein shall have the same meaning as provided in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Demolition Work. Purchaser hereby acknowledges that Seller’s obligations to perform Demolition Work under the Agreement are hereby deemed completed and satisfied in full. The Parties acknowledge that as of the date of this Amendment, the amount in escrow with the Title Company pending the completion of the Demolition Work is Seven Hundred Twenty Thousand Nine Hundred Fifty Nine Dollars ($720,959.00). Promptly upon the execution of this Amendment, the Parties shall cooperate in good faith to direct the Title Company to release from such escrow the following amounts: (a) to Seller, an amount of Four Hundred Thirty Five Thousand Seven Hundred Five Dollars and Seventy Seven Cents ($435,705.77); and (b) to Purchaser, an amount of Two Hundred Eighty Five Thousand Two Hundred Fifty Three Dollars and Twenty Three Cents ($285,253.23).

2.    Termination of the Escrow Agreement. Purchaser and Seller hereby agree that, upon execution of this Amendment and the disbursement of escrowed funds as contemplated herein, the Escrow Agreement shall be deemed terminated.

3.    No Modification. Except as specifically modified by this Amendment, each and every other term and condition of the Agreement shall remain unchanged and in full force and effect without modification.

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EXECUTED to be effective as of the date listed above.

SELLER:
TRAILS PROPERTIES II, INC.,
a Missouri corporation
_______________________________
By: ____________________________
Its: _____________________________

PURCHASER:
CERNER PROPERTY DEVELOPMENT, INC.,
a Delaware corporation
_________________________________
By: ______________________________
Its: ______________________________

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